EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement pertaining to the 2004 Equity Incentive Plan, as amended, and to the incorporation by reference therein of our report dated February 16, 2007, with respect to the financial statements and schedule of Valera Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Metro Park, New Jersey

January 4, 2008